Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Announces

Fiscal 2015 Second Quarter Financial Results

HARRISBURG, PA – September 9, 2015 (GLOBE NEWSWIRE) – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ: OLLI) (“Ollie’s” or the “Company”) today announced financial results for the second quarter ended August 1, 2015.

Second Quarter Summary:

•	Total net sales increased 19.0% to $181.9 million;

•	Comparable store sales increased 7.8%;

•	The Company opened seven new stores and closed one store, ending the quarter with 187 stores in 16 states. This represents an increase of 12% in total number of stores from the second quarter of fiscal 2014;

•	Adjusted EBITDA increased 22.0% to $22.5 million (adjusted EBITDA is not a measure recognized under generally accepted accounting principles; see reconciliation of GAAP to non-GAAP table);

•	Operating income increased 20.2% to $16.8 million; and

•	U.S. generally accepted accounting principles, or GAAP, net income was $6.4 million, or $0.12 per diluted share. Adjusted net income (see reconciliation of GAAP to non-GAAP table) increased 40.3% to $8.0 million, or $0.15 per diluted share.

Mark Butler, Chairman, President and Chief Executive Officer, stated, “We had a strong second quarter and are pleased with our results. Comparable store sales increased 7.8% and the increase was very broad based, with a vast majority of our 21 departments generating positive comparable store sales and most of those being in the mid-single-digit or higher range. With our growing size, scale and visibility, we continue to gain better access to products, and the second quarter benefited from a great assortment of both everyday and seasonal products. The result was strong sales across the business with all geographic regions and departments such as, Lawn & Garden, Food, Electronics, Bed & Bath, and Hardware leading the way.”

Second Quarter Results

Net sales increased 19.0% to $181.9 million in the second quarter of fiscal 2015 from $152.9 million in the second quarter of fiscal 2014. The increase in net sales was driven by a 7.8% increase in comparable store sales and a 12.0% increase in store count over the second quarter of fiscal 2014. The Company ended the second quarter of fiscal 2015 with 187 stores compared to 167 stores at the end of the second quarter of fiscal 2014.

Gross profit increased 18.4% to $70.1 million in the second quarter of fiscal 2015 from $59.2 million in the second quarter of fiscal 2014 and gross margin decreased 20 basis points to 38.5% from 38.7% in the same respective periods. The decrease in gross margin was principally due to an increase in transportation and distribution costs, which were partially offset by an increase in merchandise margin.

Selling, general and administrative (“SG&A”) expenses increased to $49.6 million in the second quarter of fiscal 2015 from $42.0 million in the second quarter of fiscal 2014. The increase in SG&A expenses was primarily the result of increases in selling expenses of $6.1 million related to new store growth. The increased selling expenses consisted primarily of store payroll and benefits, store occupancy costs, and other store related expenses. The other increase in SG&A was primarily driven by higher general and administrative expenses related to the Company’s growth and additional transaction related expenses in connection with the Company’s initial public offering. The transaction related expenses included professional services and one-time compensation expenses incurred in connection with the Company’s initial public offering (“Transaction Related Expenses”). As a percent of sales, SG&A decreased 25 basis points to 27.2% in the second quarter of fiscal 2015 compared to 27.5% in the second quarter of fiscal 2014.

Adjusted EBITDA increased 22.0% to $22.5 million in the second quarter of fiscal 2015 from $18.4 million in the second quarter of fiscal 2014. Adjusted EBITDA excludes non-cash stock based compensation expense, pre-opening expenses, non-cash purchase accounting items, debt financing expenses and Transaction Related Expenses. For a reconciliation of net income to EBITDA and Adjusted EBITDA, please see the non-GAAP tables included later in this press release.

Operating income increased 20.2% to $16.8 million in the second quarter of fiscal 2015 from $14.0 million in the second quarter of fiscal 2014.

Net income was $6.4 million, or $0.12 per diluted share, in the second quarter of fiscal 2015 compared to $5.7 million, or $0.12 per diluted share, in the second quarter of fiscal 2014. Excluding the loss on the extinguishment of debt and Transaction Related Expenses, adjusted net income increased 40.3% to $8.0 million, or $0.15 per diluted share, in the second quarter of fiscal 2015 from $5.7 million, or $0.12 per diluted share, in the second quarter of fiscal 2014. For a reconciliation of net income to adjusted net income and net income per diluted share to adjusted net income per diluted share, see the non-GAAP tables included later in this press release.

Balance Sheet and Cash Flow Highlights

The Company’s cash balance at the end of the second quarter of fiscal 2015 was $0.8 million compared to $1.3 million for the second quarter of fiscal 2014. The Company had $111.2 million available to borrow under its $125.0 million revolving credit facility as of the end of the second quarter of fiscal 2015. The Company paid down $108.4 million of term loan debt with a portion of the proceeds of its initial public offering during the second quarter of fiscal 2015, ending the quarter with total debt of $224.5 million compared to $350.5 million at the end of the second quarter of fiscal 2014.

Inventory at the end of the second quarter of fiscal 2015 increased 7.4% to $187.2 million versus $174.3 million at the end of the second quarter of fiscal 2014, due primarily to new store growth.

Capital expenditures for the second quarter of fiscal 2015 totaled $3.5 million compared to $3.2 million for the second quarter of fiscal 2014.

Initial Public Offering

On July 21, 2015, the Company successfully closed its initial public offering of common stock at a price to the public of $16.00 per share. The Company issued 10,263,750 shares of common stock, which included 1,338,750 shares sold to the underwriters pursuant to their over-allotment option, and received proceeds of $153.1 million, net of underwriting fees. The Company used the net proceeds from the initial public offering to pay off outstanding borrowings under its revolving credit facility and a portion of its outstanding principal balance of its term loan facility.

Outlook

Ollie’s currently anticipates the following for the fiscal year ending January 30, 2016:

•	Total net sales of $738 million to $741 million;

•	Comparable store sales growth of 3.3% to 3.8%;

•	The opening of 25-30 new stores (of which we have opened 15 new stores to date) and closure of 1 store;

•	Income from operations of $72.4 million to $73.1 million, or 9.8% to 9.9% of net sales;

•	Net income of $33.5 million to $33.9 million, or 4.5% to 4.6% of net sales;

•	Net income per diluted share (GAAP) of $0.59 to $0.60 based on an estimated weighted diluted average shares outstanding of 56.3 million; and

•	Adjusted net income of $35.2 million to $35.5 million and adjusted diluted earnings per share of $0.62 to $0.63. Adjusted net income and adjusted diluted earnings per share exclude the loss on the extinguishment of debt and Transaction Related Expenses.

Conference Call Information

A conference call to discuss the fiscal 2015 second quarter financial results is scheduled for today, September 9, 2015, at 4:30 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (866) 430-5025 or (704) 908-0421 and using conference ID #13304764. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.ollies.us.

Replays of the conference call will be available via telephone and the Internet. A telephone replay will be available beginning at approximately 7:30 p.m. ET on September 9, 2015, until 11:59 p.m. ET on December 8, 2015. The telephone replay is available by calling (855) 859-2056 or (404) 537-3406. The conference ID# is 13304764. The replay of the conference call webcast will be available at the investor relations Web site for one year.

About Ollie’s

We are a highly differentiated and fast growing, extreme value retailer of brand name merchandise at drastically reduced prices. We are known for our assortment of merchandise offered as Good Stuff Cheap®. We offer name brand products, Real Brands! Real Bargains!®, in every department, from housewares, food, books and stationery, bed and bath, floor coverings, toys, hardware and other categories. We currently operate 190 store locations in 16 states across the Eastern half of the United States. For more information, visit www.ollies.us.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, industry outlook, our 2015 business outlook and financial guidance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: our failure to adequately manage our inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; our ability to manage our inventory balances; our failure to hire and retain key personnel and other qualified personnel; our inability to obtain favorable lease terms for our properties; the loss of, or disruption in the operations of, our centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with our lack of operations in the growing online retail marketplace; our inability to successfully implement our marketing, advertising and promotional efforts; the seasonal nature of our business; the risks associated with doing business with international manufacturers; changes in government regulations, procedures and requirements; and our ability to service our indebtedness and to comply with our financial covenants together with the other factors set forth under “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”), including our prospectus. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for to predict all of them. Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:

John Rouleau

ICR

203-682-8200

John.Rouleau@icrinc.com

Media Contact:

Dan Haines

Vice President – Marketing & Advertising

717-657-2300

dhaines@ollies.us

Ollie’s Bargain Outlet Holdings, Inc.

Condensed Consolidated Statements of Income

(In thousands except for share and per share amounts)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net sales	$181,933	$152,910	$344,403	$287,305
Cost of sales	111,875	93,718	210,302	172,698

Gross profit	70,058	59,192	134,101	114,607
Selling, general and administrative expenses	49,575	42,049	95,446	82,003
Depreciation and amortization expenses	1,760	1,794	3,455	3,518
Pre-opening expenses	1,882	1,334	2,872	3,054

Operating income	16,841	14,015	32,328	26,032
Interest expense	4,423	4,720	8,997	9,042
Loss on extinguishment of debt	2,351	—	2,351	671

Income before income taxes	10,067	9,295	20,980	16,319
Income tax expense	3,715	3,567	7,967	6,263

Net income	$6,352	$5,728	$13,013	$10,056

Earnings per common share:
Basic	$0.13	$0.12	$0.26	$0.21
Diluted	$0.12	$0.12	$0.26	$0.21
Weighted-average common shares outstanding:
Basic	50,102,137	48,203,515	49,149,335	48,203,515
Diluted	52,056,945	48,203,515	50,800,577	48,203,515
Percentage of net sales (1):
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	61.5	61.3	61.1	60.1

Gross profit	38.5	38.7	38.9	39.9
Selling, general and administrative expenses	27.2	27.5	27.7	28.5
Depreciation and amortization expenses	1.0	1.2	1.0	1.2
Pre-opening expenses	1.0	0.9	0.8	1.1

Operating income	9.3	9.2	9.4	9.1
Interest expense	2.4	3.1	2.6	3.1
Loss on extinguishment of debt	1.3	—	0.7	0.2

Income before income taxes	5.5	6.1	6.1	5.7
Income tax expense	2.0	2.3	2.3	2.2

Net income	3.5%	3.7%	3.8%	3.5%

(1)	Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.

Condensed Consolidated Balance Sheets

(In thousands except for share and per share amounts)

(Unaudited)

	August 1, 2015	August 2, 2014
Assets
Current assets:
Cash	$782	$1,295
Inventories	187,242	174,279
Accounts receivable	570	332
Deferred income taxes	4,322	2,762
Prepaid expenses and other assets	5,612	5,271

Total current assets	198,528	183,939
Property and equipment, net	36,136	34,145
Goodwill	444,850	444,850
Trade name and other intangible assets, net	233,399	233,927
Other assets	5,474	7,191

Total assets	$918,387	$904,052

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$3,372	$3,350
Accounts payable	40,304	37,638
Income taxes payable	—	453
Accrued expenses	27,117	23,759

Total current liabilities	70,793	65,200
Revolving credit facility	9,648	24,724
Long-term debt	209,795	319,300
Deferred income taxes	91,706	93,994
Other long-term liabilities	3,321	2,728

Total liabilities	385,263	505,946

Stockholders’ equity
Common stock	58	48
Additional paid-in capital	530,317	391,179
Retained earnings	2,835	6,879
Treasury – common stock	(86)	—

Total stockholders’ equity	533,124	398,106

Total liabilities and stockholders’ equity	$918,387	$904,052

Ollie’s Bargain Outlet Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014

Net cash used in operating activities	$(2,654)	$(12,394)	$(17,155)	$(19,439)

Net cash used in investing activities	(3,498)	(3,171)	(6,001)	(9,810)

Net cash provided by financing activities	2,881	14,109	1,986	18,378

Net decrease in cash	(3,271)	(1,456)	(21,170)	(10,871)

Cash at the beginning of the period	4,053	2,751	21,952	12,166

Cash at the end of the period	$782	$1,295	$782	$1,295

Ollie’s Bargain Outlet Holdings, Inc.

Supplemental Information – Consolidated EBITDA, Adjusted EBITDA, and Adjusted Net Income

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands except for share and per share amounts)

(Unaudited)

The tables below reconcile the non-GAAP financial measures of EBITDA, adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, with the most directly comparable GAAP financial measures of net income and diluted earnings per share. Adjusted net income and adjusted diluted earnings per share give effect, net of tax, to transaction related expenses, and the loss on extinguishment of debt related to the pay down of our debt with the proceeds received from the initial public offering.

Reconciliation of net income to EBITDA and adjusted EBITDA

	Thirteen weeks ended		Twenty-six weeks ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net income	$6,352	$5,728	$13,013	$10,056
Interest expense	4,423	4,720	8,997	9,042
Loss on extinguishment of debt	2,351	—	2,351	671
Depreciation and amortization	2,305	2,206	4,543	4,298
Income tax expense	3,715	3,567	7,967	6,263

EBITDA	$19,146	$16,221	$36,871	$30,330

Non-cash stock based compensation	1,209	962	2,296	1,862
Pre-opening expenses	1,882	1,334	2,872	3,054
Non-cash purchase accounting items	(81)	(97)	(167)	(198)
Debt financing expenses	—	—	—	445
Transaction Related Expenses	322	—	322	—

Adjusted EBITDA	$22,478	$18,420	$42,194	$35,493

Reconciliation of GAAP net income to adjusted net income

	Thirteen weeks ended		Twenty-six weeks ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net income	$6,352	$5,728	$13,013	$10,056
Transaction related expenses	322	—	322	—
Loss on extinguishment of debt	2,351	—	2,351	671
Adjustment to provision for income taxes (1)	(986)	—	(1,015)	(258)

Adjusted net income	$8,039	$5,728	$14,671	$10,469

(1)  The provision for income taxes uses an effective tax rate of 36.9% and 38.4% for the thirteen weeks ended August 1, 2015 and August 2, 2014, respectively. The provision for income taxes uses the effective tax rate of 38.0% and 38.4% for the twenty-six weeks ended August 1, 2015 and August 2, 2014, respectively. The adjustment to the provision for income taxes includes the tax effect for transaction related expenses and loss on extinguishment of debt.

Ollie’s Bargain Outlet Holdings, Inc.

Supplemental Information – Consolidated Adjusted EPS and Key Statistics

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

Reconciliation of adjusted net income per share

	Thirteen weeks ended		Twenty-six weeks ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net income per share, diluted	$0.12	$0.12	$0.26	$0.21
Adjustments	0.03	—	0.03	0.01

Adjusted net income per share, diluted	$0.15	$0.12	$0.29	$0.22

Weighted-average common shares outstanding, diluted	52,056,945	48,203,515	50,800,577	48,203,515

Key Statistics

	Thirteen weeks ended		Twenty-six weeks ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Number of stores – Beginning of period	181	161	176	154
New stores	7	6	12	13
Closed stores	(1)	—	(1)	—

Number of stores – End of period	187	167	187	167

Average net sales per store (in thousands) (1)	$986	$929	$1,899	$1,777

Comparable store sales change	7.8%	3.8%	8.3%	0.5%
Comparable store count – end of period	159	133	159	133

(1)	Average net sales per store represents the weighted average of total net sales divided by the number of stores open, in each case at the end of each week in a fiscal year.